                                                                 Exhibit (i)(16)


                               BARON CAPITAL FUNDS
                                INSURANCE SHARES

                ADMINISTRATIVE SERVICES AND DISTRIBUTION SERVICES
                                    AGREEMENT

      This Agreement dated as of August 1, 2005 between New York Life Insurance and Annuity Corporation, a Delaware Corporation ("NYLIAC" or "Sub-Administrator" or "Servicing Agent") and Baron Capital Funds Trust, a registered investment company and each series thereof ("Company"), as amended from time to time (each, a "Fund").

      WHEREAS, the Sub-Administrator provides administrative services comprised of record keeping, reporting and account services under certain variable annuity and/or variable life insurance products ("Variable Insurance Products");

      WHEREAS, the Sub-Administrator provides distribution services to make Funds available to Variable Insurance Product Holders ("Product Holders") under certain Variable Insurance Products;

      WHEREAS, Baron Capital Funds Trust, Baron Capital, Inc., and NYLIAC have entered a Participation Agreement dated July 8, 2005 ("Participation Agreement");

      WHEREAS, it is contemplated that the Sub-Administrator will offer Product Holders the opportunity to invest their assets in a Fund; and

      WHEREAS, the Sub-Administrator and the Company desire that the purchase and redemption of each Fund's shares ("Shares") be facilitated through one or more master accounts ("Accounts") with each Fund or its designated transfer agent established by the Sub-Administrator;

      WHEREAS, the Company has the power and authority to appoint qualified entities to provide administrative and distribution services to the Funds; and


      WHEREAS, a Distribution Plan with respect to the Shares, dated June 23, 1998 (the "Plan") was adopted by the Company's Board of Trustees and approved by each fund's shareholders in accordance with Rule 12b-l, under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits each Fund to pay financial intermediaries such as NYLIAC a distribution fee at the annual rate of up to 0.25% of the average daily net assets of its shares; and


      WHEREAS, the Company desires the Sub-Administrator to provide to the Accounts certain administrative services listed on Schedule A hereto ("Administrative Services") and certain distribution services listed in Schedule C hereto ("Distribution


                                    1
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Services") and the Sub-Administrator is willing and able to furnish such
Administrative Services and Distribution Services on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

 ARTICLE 1.       TERMS OF APPOINTMENT

     Section 1.1 Subject to the terms and conditions set forth in this Agreement, the Appendix, and the Schedules attached hereto and made a part hereof, the Company, on behalf of the Fund, hereby employs and appoints the Sub-Administrator to act as, and the Sub-Administrator agrees to act as, its Servicing Agent with respect to Shares purchased and held by the Variable Insurance Product and with respect to distribution services.

      Section 1.2 The Sub-Administrator shall maintain on behalf of the Variable Insurance Product, one or more Accounts with each Fund or its designated transfer agent. The Accounts shall be held by the Sub-Administrator in the name of the Variable Insurance Product, in either of their own names or as nominee. The Administrative and Distribution Services provided by the Sub-Administrator on behalf of the Variable Insurance Product shall not be the responsibility of the Fund or its designated transfer agent.

      Section 1.3 The Sub-Administrator agrees to perform the Administrative and Distribution Services with respect to the Variable Insurance Product, the Product Holders, which make up the Accounts, and the Funds.

      Section 1.4 Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party's activities; (b) assist either party in resolving disputes, reconciling records or responding to an auditor's inquires;
(c) comply with any request of a governmental body or self-regulatory organization; (d) verify compliance by a party with the terms of this Agreement;
(e) make required regulatory reports; and (f) perform general customer service.

      Section 1.5 The Sub-Administrator shall perform the services described in Schedules A and C, as may be amended from time to time by the parties hereto. The fees payable to the Sub-Administrator as compensation for the Administrative Services and such other duties and functions shall be reflected in Schedule B, as may be amended from time to time by the parties hereto. The fees payable to the Sub-Administrator as compensation for the Distribution Services and such other duties and functions shall be reflected in Schedule D, as may be amended from time to time by the parties hereto.

      Section 1.6 The Sub-Administrator's performance of the Administrative Services, including without limitation the purchase and redemption of Shares in the Funds, and the Distribution Services will be subject to the terms and conditions set forth in each Fund's prospectus and statement of additional information.

ARTICLE 2. FEES

      Section 2.1 For acting as the Servicing Agent to the Funds on behalf of the Company and for the performance of Administrative Services to the Funds by the Sub-Administrator pursuant to this Agreement, the Company agrees to pay the Sub-Administrator a fee based upon the net asset value of Shares held by Accounts, as set out in the initial fee schedule attached hereto as Schedule B. The parties agree that all payments for services made by the Company under the Agreement shall be in accordance with an invoice provided by the Company to the Sub-Administrator that shall be based on each Fund's records with its transfer agent.

      Section 2.2 For acting as the Servicing Agent to the Funds on behalf of the Company and for the performance of Distribution Services by the Sub-Administrator, pursuant to this Agreement, the Company agrees to pay the Sub-Administrator a fee based upon the net asset value of the Shares held by the Accounts, as set out in the initial fee schedule attached hereto as Schedule D. The parties agree that all payments for services made by the Company under the Agreement shall be in accordance with an invoice provided by the Company to the Sub-Administrator that shall be based on each Fund's records with its transfer agent.

      Section 2.3 The Company agrees to provide an invoice and pay all fees within 30 business days after the last day of each month. The Sub-Administrator shall advise the Company in writing within 30 days of receipt of the invoice if it disagrees with any information set forth on the invoice. All payments and invoices to Sub-Administrator shall be sent to:

      New York Life Insurance and Annuity Corporation
      Attention: Anna Evangelista
      51 Madison Avenue
      New York, NY 10010


ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FUNDS

      The Company represents and warrants to the Sub-Administrator that the following are true and will remain true throughout the term of this Agreement.


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      (a) The Company is a Delaware business trust duly organized and existing and in good standing under the laws of the State of Delaware.

      (b) The Company is an investment company registered under the Investment Company Act of 1940 ("1940 Act").

      (c) The Company is authorized to enter into and perform this Agreement on behalf of the Funds, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements of Trust with respect to (i) the Fund or (ii) any applicable law, including Section 12 and Rule 12b-l of the 1940 Act.

      (d) The Company shall not, without the written consent of the Sub-Administrator, make representations concerning the Sub-Administrator or its affiliates.

ARTICLE 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUB-ADMINISTRATOR

      The Sub-Administrator represents, warrants and covenants to the Company that the following are true and will remain true throughout the term of this
Agreement:

      (a) The Sub-Administrator is an insurance company duly organized and existing in good standing under the laws of: Delaware.


      (b) The Sub-Administrator has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement, and the performance of its obligations hereunder does not and will not violate or conflict with (i) any governing document or agreements of the Sub-Administrator or (ii) any applicable law. The Sub-Administrator will deliver to the Company evidence of such authorization as the Company may reasonably require, whether by way of certified resolution or otherwise.

      (c) The Sub-Administrator shall not, without the written consent of the Company, make representations concerning the Company, its affiliates, the Funds or their Shares except those contained in the then current prospectuses, statements of additional information, and current sales literature approved by the Funds.


ARTICLE 5. Agency

       The Company, on behalf of each Fund, appoints the Sub-Administrator as its agent for the limited purpose of providing the Administrative Services and Distribution

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Services described in Schedules A and C, as amended from time to time.

ARTICLE 6. EXPENSES

      Costs and expenses related to this Agreement will be the same as described in the Participation Agreement.

ARTICLE 7. STANDARD OF CARE

      The Sub-Administrator shall be responsible for the performance of only such duties as are set forth herein. The Sub-Administrator will use reasonable care in providing all services under this Agreement. Under no circumstances shall the Sub-Administrator have any liability for special or consequential damages.

ARTICLE 8. INDEMNIFICATION

            Section 8.1 The Sub-Administrator agrees to indemnify and hold harmless the Fund, the Company, and its respective trustees, officers, employees, representatives, designees, agents and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act") (collectively, "Indemnities") against any actual losses (excluding consequential or special damages), lawsuits, claims, damages or liabilities, including legal fees (collectively, "Loss") to which an Indemnitee may become subject insofar as such Loss arises out of: (i) the Sub-Administrator's failure to comply with the terms of this Agreement or the falsity of or breach of any representation, warranty or covenant made by the Sub-Administrator; (ii) the Sub-Administrator's negligence or willful misconduct or that if its employees, agents or contractors in connection herewith, or (iii) any action of the Company or Funds upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Sub-Administrator; provided, however, that the Sub-Administrator will not be liable for indemnification hereunder of any Indemnitee to the extent that any Loss results from the negligence or willful misconduct of such Indemnitee.

            Section 8.2 The Company, on behalf of each Fund, agrees to indemnify and hold harmless the Sub-Administrator and its directors, officers, employees, representatives, designees, agents and each person, if any, who controls the Sub-Administrator within the meaning of the Securities Act (collectively, "Indemnities"), against any Loss to which an Indemnitee may become subject insofar as such Loss arises out of: (i) the Company or Fund's failure to comply with the terms of this Agreement or falsity of or breach of any representation, warranty or covenant made by the Company or Funds; (ii) the Company or Funds' negligence or willful misconduct or that of its employees, agents or contractors in connection herewith; (iii) any action of the Sub-Administrator upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Company or a Fund; or (iv) the directions on a timely basis as requested by the Sub-Administrator; provided, however, that neither the Company nor the Fund will be liable for indemnification hereunder of any Indemnitee to the extent that any Loss results from the negligence or willful misconduct of such Indemnitee.

      Section 8.3 Promptly after receipt by any Indemnitee under this Article 8 of notice of the commencement of a claim or action that may be covered hereunder ("Claim"), the Indemnitee shall notify either the Sub-Administrator or the Company, whichever is the Indemnitor, of the commencement thereof. As a condition to indemnification hereunder, the Indemnitee shall provide the Indemnitor with complete details, documents and pleadings concerning any Claim. The Indemnitor will be entitled to participate with the Indemnitee in the defense or settlement of any Claim at the Indemnitor's expense. The Indemnitee may defend any Claim with counsel of its choice, if the Indemnitor shall consent to such counsel (which consent shall not be unreasonably withheld). After notice from the Indemnitor to the Indemnitee of the Indemnitor's recommendation to settle the Claim, if the claimant agrees to such settlement, then the Indemnitee shall be responsible for all Loss thereafter in excess of the amount of such settlement, plus any expenses incurred after the time of such refusal.

ARTICLE 9. LIABILITY OF COMPANY, TRUSTEES, OFFICERS, SHAREHOLDERS; SEPARATE
           OBLIGATIONS OF FUNDS

     A copy of the Declaration of Trust of the Company is on file with the Secretary of the State of Delaware and notice is hereby given that the Agreement is not binding upon any of the trustees, officers, or shareholders of the Funds individually, but is binding only upon the assets and property of the applicable Fund. The Sub-Administrator agrees that no shareholder, trustee, or officer of the Company or any Fund may be held personally liable or responsible for any obligation of any Fund arising out of the Agreement. With respect to the obligations of a Fund arising out of the Agreement, the Sub-Administrator shall look for payment or satisfaction of any claim solely to the assets and property of that Fund, and not to the assets of any other series of the Trust.

ARTICLE 10. CONFIDENTIALITY

       The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without consent of such party unless the information is otherwise publicly available or is required or requested to be disclosed by any bank or other regulatory examiner, or auditor or otherwise by applicable law or regulation.

ARTICLE 11. ASSIGNMENT

      Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the other party, but that this Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successor and permitted assigns except that the Sub-Administrator may delegate any of its administrative responsibilities to one or more of its affiliates.

 ARTICLES 12.    TERM AND TERMINATION OF AGREEMENT

      Section 12.1 This Agreement shall become effective on the date first set forth above and shall continue in effect until terminated as set forth below.

      Section 12.2 This Agreement may be terminated (in its entirety or with respect to one or more Funds) by either party hereto at any time upon at least sixty (60) days' written notice. The termination of this Agreement with respect to one or more Funds shall not operate to terminate this Agreement with respect to the remaining Funds. Section 1.5, and Articles 2, 8, 9 and 10 shall continue in full force and effect after termination of this Agreement (in its entirety or with respect to any Fund).

      Section 12.3 After termination of this Agreement by the Company on behalf of the Fund, no fee shall be due with respect to any Shares that are purchased and held by the Accounts after the date of termination. However, notwithstanding any such termination, the Company will remain obligated to pay the Sub-Administrator the fee as to each Share that was considered in the calculation of the fees as of the date of termination for so long as such Shares are held by the Accounts and the Sub-Administrator continues to provide services to the Accounts by reason of a contractual relationship with the Plan Representative. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to Shares for which a fee continues to be due subsequent to such termination.

ARTICLE 13. ENTIRE AGREEMENT

      This Agreement and the Schedules and Appendix attached hereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersede all prior agreements, arrangements and understandings, written or oral, among the parties.

ARTICLE 14. AMENDMENT, MODIFICATIONS, ETC.

      No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right precludes any other or further exercise thereof or the exercise of any other power or right.

ARTICLE 15. NOTICES

      Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram, cable, facsimile or other means of electronic communication agreed upon by the parties hereto addressed.

            (A)   IF TO THE SUB-ADMINISTRATOR:

                        Robert J. Hebron, Senior Vice President
                        51 Madison Avenue
                        New York, NY 10010
                        Telephone:  (212) 576-5149
                        Fax:        (212) 576-4783

                  cc:   Variable Products Attorney
                        Office of the General Counsel
                        51 Madison Avenue
                        New York, NY 10010
                        Telephone:  (212) 576-7000
                        Fax:        (212)447-4268

            (B)   IF TO THE COMPANY OR FUND:

                        Baron Capital Funds
                        767 Fifth Avenue 49th floor
                        New York, N.Y. 10153
                        Attn: Matt Kelly
                        cc: Linda S. Martinson, Esq.
                        Telephone:  (212) 583-2000
                        Telecopier: (212) 583-2150

       Such addresses may be changed from time to time by any party by providing written notice in the manner set forth above. All notices shall be effective upon delivery.

ARTICLE 16. GOVERNING LAW; CONSENT TO JURISDICTION

            Section 16.1 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

            Section 16.2 Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal Court sitting in the City of New York, State of New York, United States of America, and the parties irrevocably submit to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action, or proceeding, brought in such a court and any claim that such suit, action, or proceeding was brought in an inconvenient forum.

ARTICLE 17. LEGAL RELATIONSHIP OF PARTIES

      The parties hereto agree that they are independent contractors and not partners or co-venturers or employees of each other, except that the Sub-Administrator shall be the agent of the Company to the extent described herein.

ARTICLE 18. CAPTIONS

      The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

ARTICLE 19. SEVERABILITY; CONFLICTS

      If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. If there is any conflict between the provision in this Agreement and those of the prospectus and statement of additional information of any Fund, the prospectus and statement of additional information shall govern.

ARTICLE 20. COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

ARTICLE 21. NON-EXCLUSIVITY

      Both parties acknowledge that either party may enter into similar agreements with other parties relating to providing similar services to the Funds or other open-ended investment companies.


            IN WITNESS WHEREOF the parties have hereto affixed their hands and seals on the day and year first above written.


                                    NEW YORK LIFE INSURANCE AND
                                    ANNUITY CORPORATION (Sub-
                                    Administrator)


                                    By:    /s/ Robert J. Hebron
                                           -------------------------------------
                                    Name:  Robert J. Hebron
                                    Title: Senior Vice President






                                    BARON CAPITAL FUNDS ON BEHALF OF
                                    ALL ITS SERIES


                                    By:    /s/ Peggy Wodg
                                           -------------------------------------
                                    Name:  Peggy Wodg
                                    Title: Chief Financial Officer & Treasurer

                                   APPENDIX A


                            Baron Capital Asset Fund

                                   SCHEDULE A


             ADMINISTRATIVE SERVICE DUTIES OF THE SUB-ADMINISTRATOR


            In accordance with procedures established from time to time by agreement between the Company, on behalf of the Fund, and the Sub-Administrator, the Sub-Administrator shall provide the following services:

      1. ACCOUNT INFORMATION

            The Sub-Administrator shall maintain a record of the number of Shares held by the Account on behalf of each Variable Insurance Product and each Product Holder. The Sub-Administrator shall also maintain records of residence or company address and taxpayer identification number of each Participant and indicate, if applicable, whether such Shares are held in certificate form.

      2. PARTICIPANT SERVICES

            The Sub-Administrator shall investigate all inquiries from Product Holders relating to the Product Holders' interests in the Accounts and shall respond to all communications from Product Holders and other persons having an interest in the Variable Insurance Product relating to the Sub-Administrator's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Sub-Administrator and the Fund.

      3. MAILING COMMUNICATIONS; PROXY MATERIALS

            The Sub-Administrator shall forward to the appropriate Product Holders all reports to shareholders, dividend and distribution notices, and proxy and other informational materials. In connection with meetings of shareholders, the Sub-Administrator shall prepare with respect to the Variable Insurance Product and/or Product Holder, as appropriate, shareholder lists, mail, and certify as to the mailing of proxy materials, process, and tabulate returned proxy cards, report or proxies voted prior to meetings, and certify Shares voted at meetings.

      4. SALES OF SHARES

            (a) Acceptance of Orders The Sub-Administrator shall, as agent for the Company on behalf of each Fund, receive for acceptance from Product Holders


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
orders for the purchase of Shares each business day The New York Stock Exchange is open for regular business ("Business Day") and stamp each order with the date and time received. The Sub-Administrator shall forward payment for the purchase of Shares by wire by 12:00 noon New York City time on the next Business Day following Trade Date (defined hereafter) to the Custodian of the Fund ("Custodian"). In addition, the Sub-Administrator shall, pursuant to such purchase instructions, coordinate with each Fund or its designees to issue the appropriate number of Shares and record such Shares in the appropriate account.

            (b) Recordation of the Issuance of Shares The Sub-Administrator shall record the issuance of Shares to the Variable Insurance Product and maintain a record of the total number of Shares which are so issued, based upon data provided to the Sub-Administrator by the Funds' transfer agent. The Sub-Administrator shall also provide each Fund or its designee with the total number of Shares which are issued and outstanding to each Variable Insurance Product or Account on a daily basis. Such Shares shall be reflected on appropriate accounts maintained by the Sub-Administrator reflecting outstanding Shares attributed to the individual accounts of a Variable Insurance Product or Product Holders.

      5. TRANSFER AND REDEMPTION

            (a) Requirements for Transfer or Redemption of Shares The Sub-Administrator shall, as agent for the Company on behalf of each Fund, process all instructions from Product Holders to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in each Fund's then current prospectus and statement of additional information. The Sub-Administrator shall transfer or redeem Shares upon receipt of oral or written instructions or otherwise pursuant to the Fund's then current prospectus and statement of additional information. Any cash redemption limitations applicable to the Fund shall apply at the Account level and not at the Product Holder level.

            (b) Notice to Custodian and the Fund When Shares are redeemed, the Sub-Administrator shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund in such format as the Custodian and the Fund shall reasonable require, a notification setting forth the number of Shares to be redeemed. Such Shares shall be reflected on appropriate accounts maintained by the Sub-Administrator reflecting interests in outstanding Shares attributed to the individual accounts of a Variable Insurance Product.

            (c) Payment of Redemption Proceeds The Sub-Administrator shall, upon receipt of the monies paid to it by the Custodian for the redemption of Shares, pay such monies to the Product Holder. The Sub-Administrator shall not process or effect any redemption with respect to Shares of a certain Fund after receipt by the Sub-Administrator of notification of the suspension of the determination of the net asset value of such Fund.

      6. PROCEDURES

            The procedures to be followed for purchases, redemptions, and exchanges pursuant to Section 4 and 5 of this Schedule A shall be as follows. For each Fund and for each Account maintained by the Sub-Administrator with such Fund, prior to 11:00 a.m. New York City time each Business Day, the Sub-Administrator shall transmit to each Fund an aggregate purchase or redemption order that reflects the "net" effect of all purchase or redemptions of Shares based upon instructions from the Variable Insurance Product (collectively, "Instructions") received prior to the earlier of 4:00 p.m. New York City time or the close of the New York Stock Exchange ("Close of Trading") on the preceding Business Day (that Business Day) (a "Trade Date"). Purchases or redemptions of Fund shares shall be deemed to have occurred as of the Trade Date to which the order applies, if such Instructions were received prior to the Close of Trading. In no event shall the Sub-Administrator accept Instructions on any Business Day with respect to requests by Product Holders after the Close of Trading on the Business Day. Instructions received in proper form by the Sub-Administrator after the Close of Trading on any Business Day shall be treated as if received on the next following Business Day.

      7. PRICING INFORMATION

            By 6:00 p.m. New York City time, the Company on behalf of each Fund shall provide to the Sub-Administrator (by facsimile or other electronic transmission acceptable to the Sub-Administrator) closing net asset value and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the close of regular trading each day that the New York Stock Exchange is open.

      8. DIVIDENDS

            Upon the declaration of each dividend and each capital gain distribution by the Trustees with respect to Shares, the Funds shall furnish to the Sub-Administrator information setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the total amount payable per share to the shareholders of record as of that date, the total amount payable to the Sub-Administrator as nominee on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value or in cash. On or before the payment date specified in such resolution of the Trustees, the Custodian will pay to the Sub-Administrator sufficient cash to make payment to the Product Holders of dividends or, if applicable, other distributions payable in cash.

      9. BLUE SKY REPORTS

            If, in the reasonable judgment of the Fund, blue sky information is required by applicable state securities laws or by applicable regulatory authorities, the Sub-Administrator shall use its best efforts to comply with such requests for information. The Fund shall remain fully responsible for ensuring that Fund Shares are registered in all jurisdictions as required by applicable state securities laws or the interpretation thereof by applicable regulatory authorities.

                                   SCHEDULE B
                      ADMINISTRATIVE SERVICES FEE SCHEDULE



The Company shall pay a fee to the Sub-Administrator for administrative services with respect to each Fund, calculated daily and paid monthly in
arrears equal to [    ] per annum of the daily net asset value of  the total
number of Shares of such Fund held in the Accounts. The calculation     of the
fee shall be based upon the Fund's records held by the Fund's transfer agent.


Dated as of:    August 1, 2005

                                   SCHEDULE C
              DISTRIBUTION SERVICE DUTIES OF THE SUB-ADMINISTRATOR


Distribution Services include, but are not limited to:

      1. providing incentives and compensation to Sub-Administrator to make each Fund available to Product Holders;

      2. providing administrative support services to the Fund in connection with the distribution of Shares for use in funding Variable Insurance Products;

      3. paying costs incurred in conjunction with advertising and marketing Shares, such as the expense incurred of preparing, printing and distributing promotional or sales literature in connection with the funding of Variable Insurance Products with Shares;

      4. printing and distributing prospectuses, statements of additional information and reports of the Fund to current and prospective Variable Insurance Product and the Product Holders;

      5. holding seminars and sales meetings designed to promote the distribution of Variable Insurance Products funded with Shares, to the extent permitted by applicable laws, rules or regulations;

      6.    training Sub-Administrator's sales personnel regarding the Funds;
            and

      7. financing any other activity that the Board determines is primarily intended to result in the sale of Shares and support of related services.

                                   SCHEDULE D
                    DISTRIBUTION SERVICES 12B-1 FEE SCHEDULE



            The Company shall pay a fee to the Sub-Administrator for distribution services with respect to each Fund, calculated daily and paid
monthly in arrears equal to [   ] per annum of the daily net asset value of the
total number of Shares of such Fund held in the Accounts. The calculation of the fee shall be based upon the Fund's records held by the Fund's transfer agent.


Dated as of:    August 1, 2005